INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 33-65267 of Avondale Industries, Inc. on Form S-3 and in Registration Statement No. 33-31984 of Avondale Industries, Inc. on Forms S-8 and S-3 of our report dated January 19, 1996, appearing in this Annual Report on Form 10-K of Avondale Industries, Inc. for the year ended December 31, 1995.




         DELOITTE & TOUCHE LLP

         New Orleans, Louisiana
         January 24, 1996